UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 19, 2012

IMPLANT SCIENCES CORPORATION
(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

600 Research Drive
Wilmington, Massachusetts 01887
 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2012, the Board of Director appointed Dr. William McGann as the Company’s Chief Operating Officer.  Dr. McGann was also appointed as a director of the Company. These appointments are effective April 2, 2012. Dr. McGann has been a strategic advisor to Glenn D. Bolduc, Chief Executive Officer of the Company since April 1, 2011.

Prior to his appointment as Chief Operating Officer of the Company, from March 2010 to the present, Dr. McGann served as Vice President, Engineering, Global Fire Products, UTC Fire and Security, a business unit of United Technologies Corporation.

From January 1991 through January 2005, Dr. McGann served as Vice President, Research and Development and was one of the founders of Ion Track Instruments, where he played a key role in creating an industry around explosives trace detection (ETD) science and technology. Ion Track was sold to General Electric in 2005. From January 2005 through March 2010, Dr. McGann served as Vice-President, Research and Development at GE Ion Track and was promoted to Chief Technology Officer of GE Security.

Dr. McGann holds a Ph.D. in Physical Chemistry from the University of Connecticut, where his doctoral work was in the area of Magnetic Resonance and Laser Spectroscopy.

On March 19, 2012, the Company entered into a three-year employment agreement with Dr. McGann pursuant to which Dr. McGann will receive a base annual salary of $250,000 per year, commencing on April 2, 2012.  After the third year, the agreement will automatically continue unless notice of termination is given by either party.  The Company may terminate the agreement at any time without cause, on 30 days’ written notice.  The agreement, however, provides for payment of twelve months’ salary and a pro rata portion of any bonus compensation earned during the year of termination, as well as the continuation of certain benefits, as separation payments in the event that Dr. McGann employment is terminated the by Company without “cause” or Dr. McGann resigns for “good reason” (as those terms are defined in the agreement).  Dr. McGann’s base salary is subject to annual review, and any increases will be made in the discretion of the Board of Directors upon the recommendation of the Compensation Committee.

The agreement provides for Dr. McGann to be eligible to receive incentive compensation in an amount of up to $31,250 and $125,000, for the fiscal years ended June 30, 2012 and June 30, 2013, respectively, upon the achievement of certain performance milestones to be established by the Board of Directors.  Incentive compensation, if any, for subsequent fiscal years will be based on performance milestones to be established by mutual agreement between the Company and Dr. McGann within 60 days after commencement of each such fiscal year.

Within 30 days after the completion of an equity financing the gross proceeds of which to the Company are not less than $15,000,000, the Company will grant Dr. McGann an incentive stock option to purchase that number of shares of common stock of the Company which, together will all other option and equity awards previously issued by the Company, will equal approximately 1% of the Company’s fully diluted equity.

Item 7.01.	Regulation FD Disclosure

On March 19, 2012, the Company issued a press release announcing the appointment of Dr. McGann as Chief Operating Officer and as a director.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.  The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Implant Sciences Corporation and William McGann, dated March 19, 2012.
99.1	Press Release of Implant Sciences Corporation, dated March 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:  /s/  Roger P. Deschenes
Roger P. Deschenes
Vice President, Finance and Chief Financial Officer

Date:  March 23, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Implant Sciences Corporation and William McGann, dated March 19, 2012.
99.1	Press Release of Implant Sciences Corporation, dated March 19, 2012.